EXHIBIT 10.1

MASTERCARD INCORPORATED
___________________________________

2006 LONG TERM INCENTIVE PLAN
Amended and Restated Effective June 22, 2021

TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT AND PURPOSE
1.1	Establishment.
1.2	Purposes.
ARTICLE II DEFINITIONS
2.1	“Affiliated Employer”
2.2	“Agreement” or “Award Agreement”
2.3	“Award”
2.4	“Board of Directors” or “Board”
2.5	“Cause”
2.6	“Change in Control”
2.7	“Code”
2.8	“Commission”
2.9	“Committee”
2.10	“Common Shares”
2.11	“Company”
2.12	“Director”
2.13	“Disability”
2.14	“Effective Date”
2.15	“Exchange Act”
2.16	“Exercise Price”
2.17	“Fair Market Value”
2.18	“Good Reason”
2.19	“Grant Date”
2.20	“Incentive Stock Option” or “ISO”
2.21	“Non-Employee Director”
2.22	“Non-Qualified Stock Option” or “NQSO”
2.24	“Option”
2.25	“Option Period”
2.26	“Other Stock-Based Award”
2.27	“Participant”
2.28	“Performance Period”
2.29	“Performance Unit”
2.30	“Plan”
2.31	“Restricted Stock”
2.32	“Restricted Stock Unit”
2.33	“Restriction Period”
2.34	“Retirement”
2.35	“Securities Act”
2.36	“Share Reserve Reduction”
2.37	“Stock Appreciation Right” or “SAR”
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2.38	“Stock Option”
2.39	“Termination of Employment”
ARTICLE III ADMINISTRATION
3.1	Committee Authority.
3.2	Delegation of Authority.
3.3	Committee Determinations and Decisions.
ARTICLE IV SHARES SUBJECT TO PLAN
4.1	Number of Shares.
4.2	Release of Shares.
4.3	Restrictions on Shares.
4.4	ISO Restriction.
4.5	Stockholder Rights.
4.6	Adjustment Provision.
ARTICLE V ELIGIBILITY AND VESTING
5.1	Eligibility.
5.2	Vesting.
ARTICLE VI STOCK OPTIONS
6.1	General.
6.2	Grant.
6.3	Required Terms and Conditions.
6.4	Termination.
6.5	Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.
ARTICLE VII STOCK APPRECIATION RIGHTS
7.1	General.
7.2	Grant.
7.3	Required Terms and Conditions.
7.4	Termination.
ARTICLE VIII RESTRICTED STOCK
8.1	General.
8.2	Grant, Awards and Certificates.
8.3	Required Terms and Conditions.
8.4	Termination.
8.5	Price.
8.6	Section 83(b) Election.
ARTICLE IX RESTRICTED STOCK UNITS
9.1	General.
9.2	Grant.
9.3	Required Terms and Conditions.
9.4	Termination.
ARTICLE X PERFORMANCE UNITS
10.1	General.
10.2	Earning Performance Unit Awards.
10.3	Performance Period and Vesting in Performance Unit Award.
10.4	Termination of Employment.
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ARTICLE XI OTHER STOCK-BASED AWARDS
11.1	Other Stock-Based Awards.
ARTICLE XII NON-COMPETITION, NON-SOLICITATION, AND RECOUPMENT
12.1	Non-Competition and Non-Solicitation.
12.2	Recoupment Provisions.
ARTICLE XIII CHANGE IN CONTROL
13.1	Impact of Event.
13.2	Additional Discretion.
ARTICLE XIV PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN
14.1	No Company Obligation.
ARTICLE XV MISCELLANEOUS
15.1	Amendments and Termination.
15.2	Form of Awards; Dividends and Dividend Equivalents.
15.3	No Reload Rights.
15.4	Unfunded Status of Plan.
15.5	Individual Award Limitations.
15.6	Additional Compensation Arrangements.
15.7	Withholding.
15.8	Controlling Law.
15.9	Offset.
15.10	Nontransferability.
15.11	No Rights with Respect to Continuance of Employment.
15.12	Awards in Substitution for Awards Granted by Other Corporations.
15.13	Delivery of Stock Certificate.
15.14	Indemnification.
15.15	No Guarantee of Tax Consequences.
15.16	Foreign Employees and Foreign Law Consideration.
15.17	Section 409A Savings Clause.
15.18	No Fractional Shares.
15.19	Severability.
15.20	Successors and Assigns.
15.21	Entire Agreement.
15.22	Term.
15.23	Gender and Number.
15.24	Outstanding Qualified Performance-Based Awards.
15.25	Headings.

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ARTICLE I
ESTABLISHMENT AND PURPOSE
1.1 Establishment.
The Mastercard Incorporated 2006 Long Term Incentive Plan, as amended (“Plan”) was established by Mastercard Incorporated (the “Company”), effective as of its approval by the Company’s stockholders on November 28, 2005 (the “Effective Date”). The Plan, as amended and restated to increase the number of shares that may be issued under the Plan and to extend the term of the Plan, and to make other clarifying changes, was approved by the Company’s Board on April 5, 2007, effective upon approval of the amended and restated plan by stockholders. The Plan, as amended and restated to extend the term of the Plan and make other clarifying changes, was approved by the Human Resources and Compensation Committee of the Company’s Board of Directors on April 2, 2012, effective upon approval of the amended and restated plan by stockholders on June 5, 2012. The Plan, as further amended and restated, including to extend the term of the Plan and to effectuate the Share Reserve Reduction, was approved by the Company’s Board of Directors on April 12, 2021, effective upon approval of the amended and restated plan by stockholders on June 22, 2021 (the “2021 Amendment Date”).
1.2 Purposes.
The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms are defined as set forth below:
2.1     “Affiliated Employer” means all persons with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, except that, for purposes of determining whether there is a controlled group or common control the language “at least 50 percent” is used instead of “at least 80 percent” or, where legitimate business criteria exist, the language “at least 20 percent” may be used instead of “at least 80 percent.”
2.2     “Agreement” or “Award Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.
2.3     “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, or Other Stock-Based Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4     “Board of Directors” or “Board” means the Board of Directors of the Company.
2.5     “Cause” means, unless otherwise specifically provided in any applicable Award Agreement or in any other written agreement entered into between the Company and a Participant, (1) the willful failure by the Participant to perform his or her duties or responsibilities (other than due to Disability), (2) the Participant’s engaging in serious misconduct that is injurious to the Company or an Affiliated Employer including, but not limited to, damage to its reputation or standing in its industry; (3) the Participant’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, (4) the material breach by the Participant of any written covenant or agreement with the Company or an Affiliated Employer not to disclose any information pertaining to the Company and/or its Affiliated Employers, or (5) the breach by the Participant of the Company’s Code of Conduct, or any material provision of the following Company policies: non-discrimination, substance abuse, workplace violence, nepotism, travel and entertainment, corporation information security, antitrust/competition law, anti-corruption, enterprise risk management, accounting, contracts, purchasing, communications, investor relations, immigration, privacy, insider trading, financial process and reporting procedures, financial approval authority, whistleblower and similar policies, whether currently in effect or later adopted.
2.6    “Change in Control” means the occurrence of any of the following events:
(1)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 30 percent of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this subsection (1) the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, and (C) an acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (3); or
(2)A change in the composition of the Board as of the Effective Date (the “Incumbent Board”) that causes less than a majority of the directors of the Company then in office to be members of the Incumbent Board, provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or
(3)Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company

Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50 percent of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all of substantially all of the Company’s assets directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or
(4)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
To the extent required under Code Section 409A in order to make payment of an Award upon a Change in Control or upon Termination of Employment in connection with a Change in Control, the transaction or event described above in this Section 2.6 must qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Participant.
2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.
2.8    “Commission” means the Securities and Exchange Commission or any successor thereto.
2.9    “Committee”means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee, or subcommittee of the Committee designated by the Board to administer the Plan, provided that the Committee shall be composed of not less than two directors each of whom is a Non-Employee Director and an independent director as required by the rules of the national securities exchange on which the Company’s Common Shares are listed. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.
2.10    “Common Shares” means shares of the Company’s Class A Common Shares, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.11    “Company” means Mastercard Incorporated, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.
2.12    “Director” means a member of the Board.
2.13    “Disability” means disability in accordance with the Company’s or an Affiliated Employer’s long-term disability plan, as determined by the Committee.
2.14    “Effective Date” has the meaning set forth in Section 1.1 of the Plan.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
2.16    “Exercise Price” means the price at which the Common Shares may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Shares covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through “repricing,” as defined in Section 15.1.
2.17    “Fair Market Value” means, as of any given date, the value of a Common Share determined as follows: (1) if the Common Shares are listed on a national securities exchange, the closing sales price for the Common Shares on the principal exchange on which the shares are traded for that date, or if there is no closing sales price for a Common Share on the date in question, the closing sales price for a Common Share on the last preceding date for which such quotation exists, all as reported by such source as the Committee may select; or (2) if the Common Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.
2.18    “Good Reason” to the extent provided for in an Award Agreement - shall mean the occurrence of one of the following events without the Participant’s prior written consent: (1) assignment to a position for which the Participant is not qualified or a lesser position than the position held by the Participant (although duties may differ without giving rise to a termination by the Participant for Good Reason), (2) a material reduction in the Participant’s annual base salary, except, in the case of a Participant whose employment agreement so provides, a ten (10) percent reduction in the aggregate over the term of such employment agreement shall not be treated as a material reduction; (3) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment (unless such relocation does not increase the Participant’s commute by more than twenty (20) miles), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations as of such day; or (4) the failure by the Company to obtain an agreement from any successor to the Company to assume and agree to perform any employment agreement between Participant and the Company or any Affiliated Employer. The Participant is required to give notice to the Company of the occurrence of an event constituting Good Reason within sixty (60) days after such event occurs, failing which the Participant shall be deemed to have waived the Participant’s rights regarding such event. The Company shall be provided a period of ninety (90) days after its receipt of notice from the Participant during which it may remedy the grounds for Good Reason given in the notice.
2.19    “Grant Date” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee.
2.20    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an “incentive stock option,” which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
2.21    “Non-Employee Director” shall have the meaning provided for in Rule 16b-3(b)(3) under the Exchange Act, 17 CFR §240.16b-3(b)(3), as amended.
2.22    “Non-Qualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24    “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.
2.25    “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.
2.26    “Other Stock-Based Award” means a right granted under Article XI.
2.27    “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.
2.28    “Performance Period” shall mean that period established by the Committee, during which any performance goals specified by the Committee with respect to such Awards are to be measured.
2.29    “Performance Unit” means a right granted under Article X.
2.30    “Plan” means the Mastercard Incorporated 2006 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.
2.31    “Restricted Stock” means Common Shares granted to a Participant subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VIII of this Plan and evidenced by an Award Agreement.
2.32    “Restricted Stock Unit” means a right granted under Article IX.
2.33    “Restriction Period” means the period of time during which restrictions established by the Committee shall apply to an Award.
2.34    “Retirement” means Termination of Employment by a Participant occurring on or after the earliest of: (1) attaining age 65 while in service and completing two (2) years of service, (2) attaining age 60 while in service and completing five (5) years of service, and (3) attaining age 55 while in service and completing ten (10) years of service.

2.35    “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.
2.36    “Share Reserve Reduction” means the Board’s decrease in the number of Common Shares available for future issuance under the Plan as of the 2021 Amendment Date, such that an aggregate of 25,000,000 Common Shares shall be reserved for the grant of Awards on or after the 2021 Amendment Date.
2.37    “Stock Appreciation Right” or “SAR” means a right granted under Article VII.
2.38    “Stock Option” means an Option.
2.39    “Termination of Employment” means a “separation from service” as defined in Code Section 409A(a)(2)(A)(i), except that a reduction in the level of services performed by a Participant to a level equal to 21 percent or less of the average level of services performed by the Participant during the immediately preceding 36 months (or such shorter period as the Participant shall have performed services for the Company or an Affiliated Company), shall be presumed to be a Termination of Employment. Notwithstanding the foregoing, in the case of an Award that is not subject to Section 409A of the Code, the Committee shall have discretion to treat the date a Participant ceases to provide services to the Company or an Affiliated Employer as a Termination of Employment.
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.
ARTICLE III
ADMINISTRATION
3.1 Committee Authority.
The Plan shall be administered by the Committee. Subject to applicable law, the Company’s certificate of incorporation and by-laws, and the terms of the Plan, and consistent with the Committee’s Charter, the Committee shall have the discretionary authority:
(1)to determine eligibility and to select those persons to whom Awards may be granted from time to time, including to limit eligibility to persons who execute a non-competition and/or non-solicitation agreement pursuant to Section 12.1;
(2)to determine the nature, amount, terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine, including terms conditioning vesting, payment, or any other benefit under the Plan on execution and compliance with a non-competition and/or non-solicitation agreement pursuant to Section 12.1; provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date other than as permitted under Section 15.12;
(3)to determine whether, to what extent, and under what circumstances Awards may be settled in cash, Common Shares, or other property, either at the time of grant or thereafter,

(4)to modify, amend, or adjust the terms and conditions (including performance goals or criteria), at any time or from time to time, of any Award, subject to the limitations of Section 15.1;
(5)to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;
(6)to provide for the forms of Agreement to be utilized in connection with this Plan;
(7)to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;
(8)to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Shares, and to require of a Participant that appropriate action be taken with respect to such requirements;
(9)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(10)to determine the restrictions or limitations on the transfer of Common Shares;
(11)to supply any omission, reconcile any inconsistency in the Plan or any Award, determine whether any Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;
(12)to adopt, amend and rescind such administrative rules, guidelines, and practices as, in its opinion, may be advisable in the administration of this Plan;
(13)to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and
(14)to interpret this Plan and any instrument or agreement under the Plan, and undertake such actions and make such determinations and decisions as it deems necessary and advisable to administer the Plan intent.
The Committee shall have discretionary authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.
3.2 Delegation of Authority.
The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article III; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (1)

individuals who are subject to Section 16 of the Exchange Act, or (2) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is consistent with applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 3.2 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. To the extent that authority is delegated to any party pursuant to this Section 3.2, references to the Committee in the Plan or an Agreement shall include such party.
3.3 Committee Determinations and Decisions.
Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

ARTICLE IV
SHARES SUBJECT TO PLAN
4.1 Number of Shares.
Subject to adjustment under Section 4.6 and the Share Reserve Reduction, the total number of Common Shares reserved and available for distribution pursuant to Awards under the Plan shall be 115,500,000 Class A Common Shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.
4.2 Release of Shares.
Subject to Section 4.1, the Committee shall have full authority to determine the number of Common Shares available for Awards. In its discretion the Committee may include as available for distribution, (1) Common Shares subject to any Award that have been previously forfeited; (2) Common Shares under an Award that otherwise terminates, expires, or lapses without issuance of Common Shares being made to a Participant; (3) Common Shares subject to any Award that settles in cash, (4) Common Shares subject to an Award that is converted to an award over shares of another entity in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or (5) Common Shares that are received, retained, or not issued by the Company in connection with the settlement or exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any Common Shares that are available immediately prior to the termination of the Plan, or any Common Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.
4.3 Restrictions on Shares.
Common Shares issued upon exercise or settlement of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (1) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (2) the satisfaction of any applicable withholding obligation. The Company may cause any certificate (or other representation of title) for any Common Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Shares as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising or vesting in an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise.
4.4 ISO Restriction.
Solely for purposes of determining whether shares are available for the issuance of ISOs, and notwithstanding anything in this Section to the contrary, the maximum aggregate number of shares that may be issued through ISOs under this Plan shall be 5,000,000. The terms of Section 4.2 shall apply equally for purposes of the number of shares available under this Section 4.4 for issuance through ISOs, except that no Common Shares may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Section 422 of the Code.
4.5 Stockholder Rights.
No person shall have any rights of a stockholder as to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, such shares shall have been recorded on the Company’s official stockholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance and transfer, except as otherwise provided in an Agreement. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official stockholder records, except as provided herein or in an Agreement.

4.6 Adjustment Provision.
(1)Adjustment. In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions as described below in this Section. The adjustments or substitutions may relate to the number, type or class of Common Shares available for Awards under the Plan, the number, type or class of Common Shares covered by outstanding Awards, the ISO limit as set forth in Section 4.4, the individual award limitations as set forth in Section 15.5(1), the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards (including performance goals or criteria) as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, unless otherwise determined by the Committee, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.
(2)Section 409A. Any adjustments or substitutions made pursuant to Section 4.6(1) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A. Any adjustments or substitutions made pursuant to Section 4.6(1) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment or substitution, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code.
ARTICLE V
ELIGIBILITY AND VESTING
5.1 Eligibility.
Any employee of the Company or an Affiliated Employer, and any individual covered by Section 15.12, shall be eligible to be designated, in the discretion of the Committee, a Participant of this Plan; provided, however, that for this purpose, the definition of “Affiliated Employer” in Section 2.1 of the Plan shall not include any entity in which the Company has less than a 50 percent ownership interest. The Committee may require that, in order to be eligible to be designated a Participant, an employee must execute, in a form prescribed by the Company, a non-competition and/or non-solicitation agreement. Only an employee of the Company, or any parent corporation or subsidiary of the Company (as such terms are defined in Section 424 of the Code) on the Grant Date shall be eligible to be granted an Incentive Stock Option.
5.2 Vesting.
No Award denominated in Common Shares granted under the Plan on or after the 2021 Amendment Date may vest in less than one (1) year from its Grant Date.

Notwithstanding the foregoing, (1) Awards with respect to up to five percent (5%) of the available Common Shares authorized for issuance under the Plan as of the 2021 Amendment Date may vest (in full or in part) in less than one (1) year from their Grant Date; and (2) nothing in this Section 5.2 shall limit the Company’s ability to grant Awards that contain rights to accelerated or continued vesting on a Termination of Employment or limit any rights to accelerated vesting in connection with a Change of Control or otherwise and shall not limit the adjustment provisions of Section 4.6(1). For avoidance of doubt, the minimum vesting provisions of this Section 5.2 shall not apply to substitute awards granted under Section 15.12.
ARTICLE VI
STOCK OPTIONS
6.1 General.
The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Shares upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price. The Committee may provide for grant or vesting of Options conditioned upon the performance of services, the achievement of performance goals, or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or any combination of the above. Options may be granted alone or in addition to other Awards granted under the Plan.
6.2 Grant.
The grant of an Option shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. To the extent that any Option is not designated as an Incentive Stock Option or is so designated, but does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.
6.3 Required Terms and Conditions.
Options shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
(1)Exercise Price. The Exercise Price per share for an Award shall not be less than the Fair Market Value per share as of the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a “10% Owner”) who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share as of the Grant Date.

(2)Option Period. The Option Period fixed by the Committee for any Award shall be no longer than ten (10) years from the Option’s Grant Date. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.
(3)Exercisability. Except as set forth in Section 5.2 above, in no event shall an Option be exercisable earlier than one (1) year after the Grant Date or later than ten (10) years from the Grant Date. The Committee may provide in an Option Agreement or thereafter for an accelerated exercisability of all or part of an Option upon such events or standards that it may determine, including one or more performance measures. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined at the Option’s Grant Date) of the Common Shares as to which such Incentive Stock Option is exercisable for the first time during any calendar year shall not exceed $100,000.
(4)Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving a written or electronic notice of exercise, complying with any applicable rules established by the Committee, to the Company, the stock plan administrator of the Company or such other person or entity designated by the Company, specifying the number of whole shares of Common Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price. Payment of the purchase price shall be by (i) delivery of cash or certified check, (ii) delivery of Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total value equal to the Exercise Price, (iii) by means of delivery of cash by a broker-dealer as a “cashless” exercise, (iv) any combination of the foregoing, or (v) any other method approved by the Committee.
(5)Form of Settlement. The Committee may provide, at the time of grant, that the shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.
(6)Conditions for Issuance of Shares. No Common Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a stockholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official stockholder records as having been issued and transferred.
(7)No Deferral Features. To the extent necessary to comply with Code Section 409A, no Option Agreement shall include any features allowing the Participant to defer recognition of income past the date on which taxation occurs under section 83 of the Code.
6.4 Termination.
Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 6.4 below, Options that are not otherwise exercisable on the date of Termination of Employment shall be forfeited upon a Participant’s Termination of Employment. A Participant shall have the right to exercise Options that were otherwise exercisable on Termination of Employment only during a period not exceeding one hundred and twenty (120) days, or such other period specified in the Agreement, after the date of such Termination of Employment (but no later than the end of the Option Period).
(1)Termination by Death. Unless otherwise provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to death during the Option Period, Options held by the Participant shall become immediately exercisable and shall thereafter be fully exercisable throughout the original Option Period.
(2)Termination by Disability or Retirement. Unless otherwise provided in an Agreement or determined by the Committee, and subject to Article XII below, on a Participant’s Termination of Employment due to Disability or Retirement more than seven (7) months after the Grant Date (unless circumstances exist at the time of termination that would constitute Cause under Section 2.5), any Option held by the Participant shall continue to be exercisable by the Participant as if there was no Termination of Employment.
(3)Termination for Cause. Unless otherwise provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment for Cause, the Participant shall forfeit all Options whether those Options are otherwise exercisable as of the date of Termination of Employment or otherwise would not be exercisable on the date of Termination of Employment.
6.5 Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.
The Company may require that a Participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1 General.
The Committee shall have authority to grant Stock Appreciation Rights (SARs) under the Plan at any time or from time to time. A SAR shall entitle the Participant to receive Common Shares upon exercise of such SAR, subject to the Participant’s satisfaction in full of any conditions, restrictions, or limitations imposed in accordance with the Plan or any Agreement. The Committee may provide for grant or vesting of SARs conditioned upon the performance of services, the achievement of performance goals, or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or any combination of the above. SARs may be granted alone or in addition to other Awards granted under the Plan.

7.2 Grant.
The grant of a SAR shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. A SAR entitles a Participant to receive Common Shares or cash as described in Section 7.3(5). An Award of SARs shall be evidenced by, and subject to the terms of an Agreement.
7.3 Required Terms and Conditions.
SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
(1)Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value per share of Common Shares on the Grant Date.
(2)Term. The term of a SAR shall be no longer than ten (10) years from the Grant Date.
(3)Exercisability. Except as set forth in Section 5.2 above, in no event shall a SAR be exercisable earlier than one (1) year after the Grant Date or later than ten (10) years from the Grant Date. The Committee may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.
(4)Method of Exercise. SARs shall be exercised by the Participant’s giving a written or electronic notice of exercise, complying with any applicable rules established by the Committee, to the Company, the stock plan administrator of the Company or such other person or entity designated by the Company, specifying in whole shares the portion of the SAR to be exercised.
(5)Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive an amount in Common Shares or cash equal in value to the excess of the value per share of Common Shares over the Exercise Price per share of Common Shares specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained or not issued to cover tax withholdings, if necessary. The value per share of Common Shares shall be determined as of the date of exercise of such SAR.
(6)No Deferral Features. To the extent necessary to comply with Code Section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.
7.4 Termination.
Unless otherwise provided in an Agreement or determined by the Committee, a Stock Appreciation Right shall be forfeited or terminated under the same circumstances, as set forth in Section 6.4, as Options would be forfeited or terminated under the Plan.

ARTICLE VIII
RESTRICTED STOCK
8.1 General.
The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting conditioned upon the achievement of performance goals or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or both. Each Award shall be confirmed by, and be subject to the terms of, an Agreement containing the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement or thereafter for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals. Restricted Stock may be granted alone or in addition to other Awards granted under the Plan.
8.2 Grant, Awards and Certificates.
The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Notwithstanding the limitations on issuance of Common Shares otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title, such as book entry registration) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the Restriction Period shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Shares covered by such Award.
8.3 Required Terms and Conditions.
Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
(1)Restriction Period. Restricted Stock shall be subject to restrictions for a period set forth in the Agreement, which Restriction Period generally shall be a minimum of one (1) year from the Grant Date, except as set forth in Section 5.2 above.
(2)Restrictions. The Committee may condition the grant or vesting of the Restricted Stock on the performance of services for the Company or an Affiliated Company, the attainment of performance goals, the execution of and/or compliance with a non-competition and/or non-solicitation agreement, or any combination of the aforementioned items.

(3)Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but may be held by the Company for the account of the Participant until the end of the Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.
8.4 Termination.
Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 8.4 below, Restricted Stock shall be forfeited upon a Participant’s Termination of Employment.
(1)Termination by Death. Unless otherwise provided in an Agreement or determined by the Committee, Restricted Stock shall vest upon a Participant’s Termination of Employment by reason of death during the Restriction Period.
(2)Termination by Disability or Retirement. Unless otherwise provided in an Agreement or determined by the Committee, and subject to Article XII below, on a Participant’s Termination of Employment due to Disability or Retirement more than seven (7) months following the Grant Date (unless circumstances exist at the time of termination that would constitute Cause under Section 2.5), any Restricted Stock held by the Participant shall continue to vest as if there was no Termination of Employment.
8.5 Price.
The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.
8.6 Section 83(b) Election.
The Committee may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company (or an Affiliated Employer) of such election within 10 days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 15.7, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
ARTICLE IX
RESTRICTED STOCK UNITS
9.1 General.
The Committee shall have authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit Award is denominated in Common Shares that will be settled either by delivery of Common Shares or the payment of cash based upon the value of a specified number of Common Shares. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting conditioned upon the achievement of performance goals, or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or both. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contain the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement or thereafter for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals. Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan.
9.2 Grant.
The grant of a Restricted Stock Unit shall occur as of the Grant Date determined by the Committee. An Award of Restricted Stock Units shall be evidenced by, and subject to the terms of an Agreement.
9.3 Required Terms and Conditions.
Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
(1)Restriction Period. Restricted Stock Units shall be subject to restrictions for a period set forth in the Agreement, which Restriction Period generally shall be a minimum of one (1) year from the Grant Date, except as set forth in Section 5.2 above.
(2)Restrictions. The Committee may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company or an Affiliated Company, the attainment of performance goals, the execution of, and/or compliance with, a non-competition and/or non-solicitation agreement, or any combination of the aforementioned items.
(3)Dividend Equivalent Rights. The Committee shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Shares; provided, however, that all such dividend equivalents shall be subject to Section 15.2(2) of the Plan.
9.4 Termination.
Unless otherwise provided in an Agreement or determined by the Committee, a Restricted Stock Unit shall be forfeited under the same circumstances, as set forth in Section 8.4, as Restricted Stock would be forfeited under the Plan.
ARTICLE X
PERFORMANCE UNITS
10.1 General.
The Committee shall have authority to grant Performance Units denominated in Common Shares or in cash under the Plan at any time or from time to time. A Performance Unit may be settled either by delivery of Common Shares or the payment of cash, as provided in the particular Award Agreement, upon achievement of a performance goal or goals (as the case may be). The Committee may condition grant or vesting of Performance Units upon the performance of services, the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or both. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement. The Performance Unit Award shall be earned in accordance with the Agreement over a Performance Period. Performance Units may be granted alone or in addition to other Awards granted under the Plan.
10.2 Earning Performance Unit Awards.
Unless expressly waived in the Award Agreement, vesting of Performance Unit Awards must be contingent on the attainment of one or more performance goals and in such case shall be subject to the terms and conditions set forth therein. The performance criteria that may be used to establish performance goals include, but are not limited to, one or any combination of the following criteria, each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form 10-K, or Form 10-Q) or as otherwise determined by the Committee:
(1)revenue;
(2)earnings (including earnings before interest, taxes, depreciation, and amortization, earnings before interest and taxes, and earnings before or after taxes);
(3)operating income;
(4)net income;
(5)operating or profit margins;
(6)earnings per share;
(7)return on assets;
(8)return on equity;
(9)return on invested capital;
(10) economic value-added;
(11) stock price;
(12) gross dollar volume;
(13) total stockholder return;
(14) market share;
(15) book value;
(16) expense management;

(17) cash flow; and
(18) customer satisfaction.
The foregoing criteria may relate to the Company, one or more of its Affiliated Employers or subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The Committee in its sole discretion in setting the goals/targets may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items or such other items determined appropriate by the Committee:
a)asset impairments under Statement of Financial Accounting Standards No. 144, as amended or superseded;
b)acquisition-related charges;
c)accruals for restructuring and/or reorganization program charges;
d)merger integration costs;
e)any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates;
f)tax settlements;
g)any unusual or infrequently occurring items described in the Financial Accounting Standards Board’s Accounting Standards Update No. 2015-01, or its successor;
h)any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management's discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders, Form 10-K, or Form 10-Q;
i)unrealized gains or losses on investments;
j)charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superseded;
k)compensation charges related to FASB Accounting Standards Codification Topic 718 – Stock Compensation, or its successor.
In determining whether performance goals have been attained, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

10.3 Performance Period and Vesting in Performance Unit Award.
Unless otherwise provided in an Agreement or determined by the Committee in a manner consistent with Section 5.2 above, the Performance Period shall be a three (3) year period and the Performance Unit Awards shall be subject to restrictions for a minimum of three (3) years from the Grant Date. In the discretion of the Committee, and subject to Section 5.2 above, Performance Units may be scheduled to vest either in full at the end of the Restriction Period or in installments over the Restriction Period.
10.4 Termination of Employment.
Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 10.4 below, unvested Performance Units shall be forfeited upon a Participant’s Termination of Employment.
(1)Termination by Death. Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Termination of Employment during a Performance Period due to Death, Performance Units for the Performance Period shall immediately vest and be paid out at a target level of performance.
(2)Termination by Disability or Retirement. Unless otherwise provided in an Agreement or determined by the Committee, and subject to Article XII below, in the event of a Termination of Employment due to Disability or Retirement during a Performance Period and more than seven (7) months following the Grant Date (unless circumstances exist at the time of termination that would constitute Cause under Section 2.5), Performance Units shall continue to vest as if there had been no Termination of Employment and shall be payable based on achievement of performance goals. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.
ARTICLE XI
OTHER STOCK-BASED AWARDS
11.1 Other Stock-Based Awards.
Other Awards of Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Shares, may be granted under the Plan either alone or in addition to other Awards under the Plan. Subject to Section 5.2 above, the Committee shall have authority to grant such Other Stock-Based Awards under terms and conditions determined by the Committee.
ARTICLE XII
NON-COMPETITION, NON-SOLICITATION, AND RECOUPMENT
12.1 Non-Competition and Non-Solicitation.
The Committee, in its discretion, may condition eligibility to be designated a Participant in the Plan and receipt of benefits specified in the Agreement, such as vesting, settlement, and exercisability of Awards, on the Participant’s execution of, compliance with, and/or certification of compliance with a non-competition and/or non-solicitation agreement in a form prescribed by the Company, which form of agreement may include provisions for the Participant repaying to the Company stock (or the value of stock) previously received pursuant to an Award in the event the Participant violates the non-competition and/or non-solicitation agreement.
12.2 Recoupment Provisions.
In the event of a restatement of materially inaccurate financial results, the Committee has the discretion to recover Common Shares or cash that were issued or paid pursuant to an Award under the Plan to a Participant with respect to the period covered by the restatement as set forth herein. If the issuance of Common Shares or payment of cash would have been lower had the achievement of applicable financial performance targets been calculated based on such restated financial results, the Committee may, if it determines appropriate in its sole discretion, to the extent permitted by law, recover from the Participant the portion of the Common Shares issued or cash paid in excess of the amount that would have been made based on the restated financial results. Unless otherwise required by applicable laws or stock exchange listing standards, the Company will not seek to recover Awards issued or paid based on materially inaccurate financial results that are restated more than three years after the date the Company filed the original report with the Securities and Exchange Commission that contained such financial results. This Section 12.2 is in addition to, and not in lieu of, any requirements under the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law, regulation, rule or stock exchange listing standard and shall apply notwithstanding anything to the contrary in the Plan. The Committee, in its discretion, may include in any Agreement additional recoupment provisions that provide for the Participant’s repayment of stock (or the value of stock) received under an Award.
ARTICLE XIII
CHANGE IN CONTROL
13.1 Impact of Event.
Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2, and unless otherwise specifically provided in an Agreement, in the event of a Participant’s Termination of Employment by the Company without Cause (or in such other circumstances as provided for in an Agreement) within six months preceding or two years following a Change in Control:
(1)any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;
(2)the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;
(3)the restrictions applicable to any Restricted Stock Unit Awards shall lapse, and such Restricted Stock Units shall be settled; and

(4)any Performance Goal or other condition with respect to any Performance Units or any other Awards shall be deemed to have been satisfied in full at the target performance level, and such Awards shall be fully distributable six months following Termination of Employment.
13.2 Additional Discretion.
The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Shares and to make equitable adjustment with respect thereto. Further, in the event that, upon a Change in Control, outstanding Awards are not substituted or assumed by the successor corporation (or parent thereof) or replaced with a comparable award (as determined by the Committee) for shares of the capital stock of such successor corporation (or parent thereof), then the Committee shall have full discretion to provide for the vesting of any or all outstanding Awards in the manner set forth in Section 13.1 above, effective immediately prior to the Change in Control. In addition, if all or substantially all of the Company’s outstanding Common Shares are transferred in exchange for cash, shares or other property or consideration in connection with such Change in Control, the Committee may cancel all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change in Control transaction to holders of Common Shares (or, if no such consideration is paid, Fair Market Value of the Common Shares) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero, subject in all cases to Section 15.1 of the Plan.
ARTICLE XIV
PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN
14.1 No Company Obligation.
Except to the extent required by applicable securities laws, none of the Company, an Affiliated Employer or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or an Affiliated Employer at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares issued or acquired in accordance with the provisions of the Plan.

ARTICLE XV
MISCELLANEOUS
15.1 Amendments and Termination.
The Committee may amend, alter, or discontinue the Plan, or the terms of any Award Agreement under the Plan, at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, unless such an amendment is made to comply with applicable law (including Code Section 409A), stock exchange rules, or accounting rules. Repricing of Options or Stock Appreciation Rights shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (1) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (2) any other action that is treated as a “repricing” under generally accepted accounting principles; and (3) repurchasing for cash or cancelling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the fair market value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 4.6. A cancellation and exchange described in this Section 15.1 shall be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding the foregoing, any material amendments to the Plan shall require stockholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.
15.2 Form of Awards; Dividends and Dividend Equivalents.
(1)All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any Common Shares issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement for Restricted Stock Units or Performance Units may provide that a Participant may elect to defer receipt of income attributable to the Award.
(2)Dividend Equivalents may be granted by the Committee, either alone or in tandem with another Award, based on dividends declared on the Common Shares to be credited as of dividend payment dates during the period between the date the dividend equivalents are granted to a Participant and the date such dividend equivalents terminate or expire, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Common Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. Dividend equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall be paid out to the Participant only to the extent that the vesting conditions are subsequently satisfied and the Award vests and in no event may any Award provide for a Participant’s receipt of dividend equivalents or any other dividends prior to the vesting of such Award. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights.
15.3 No Reload Rights.
Options shall not contain any provisions entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.
15.4 Unfunded Status of Plan.
It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
15.5 Individual Award Limitations.
(1)During any fiscal year, the maximum number of Common Shares for which Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, Performance Units denominated in stock, and Other Stock-Based Compensation in the aggregate, may be granted to any one Participant shall not exceed 1,000,000 shares.
(2)For cash-denominated Performance Unit Awards, the maximum payment for all awards payable to any Participant for any three-year performance period, at a target level of performance shall be $10,000,000. In the case of higher levels of performance, the maximum payment for all awards for a three-year Performance Period shall be twice that amount. In the case of a longer or shorter Performance Period, correlative adjustments shall be made to the maximum payment. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit.
(3)The limitations on Awards under this Section are subject to adjustment as provided in Section 4.6.
15.6 Additional Compensation Arrangements.
Nothing contained in the Plan shall prevent the Company or an Affiliated Employer from adopting other or additional compensation or benefit arrangements for its employees.
15.7 Withholding.
No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award, or becomes subject to employment taxes, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or non-U.S. taxes of any kind (including any employment taxes or social insurance contributions) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliated Employers shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee or to such other provisions as set forth in an Award Agreement, the Company may require or a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (1) the Participant’s delivery of cash or a certified check, (2) the Participant authorizing the Company to withhold from Common Shares to be issued pursuant to any Award a number of shares with an aggregate value that does not exceed the amount required to be withheld, calculated using maximum applicable tax rates or such other rates as may be required under applicable accounting rules, (3) the Participant transferring to the Company Common Shares owned by the Participant with an aggregate value sufficient to satisfy the Company’s withholding obligation, or (4) in the case of Options, by means of delivery of cash by a broker-dealer as a “cashless exercise.”
15.8 Controlling Law.
The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (other than its law respecting choice of law).
15.9 Offset.
Any amounts owed to the Company or an Affiliated Employer by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. To the extent that any offset under this section of the Plan causes the Participant to become subject to taxes under Section 409A of the Code, the responsibility for payment of such taxes lies solely with the Participant.
15.10 Nontransferability.
No Award or Common Shares subject to an Award shall be assignable or transferable other than (1) by will, by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, or (3) as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family member. Awards shall be exercisable during the Participant’s lifetime only by the Participant, by the Participant’s legal representatives in the event of the Participant’s incapacity, or by a permitted transferee of the Award. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. Any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.
15.11 No Rights with Respect to Continuance of Employment.
The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or an Affiliated Employer to terminate the employment of any employee at any time.
15.12 Awards in Substitution for Awards Granted by Other Corporations.
Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliated Employer as the result of a merger or consolidation of the employing corporation with the Company or an Affiliated Employer, or the acquisition by the Company or an Affiliated Employer of the assets of the employing corporation, or the acquisition by the Company or Affiliated Employer of the shares of the employing corporation, as the result of which it becomes an Affiliated Employer under the Plan. The Grant Date of such an Award shall be no earlier than the date the employee, director, or service provider becomes an employee, director, or service provider of the Company or an Affiliated Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Any substitutions or exchanges shall be accomplished in a manner that complies with the limitations on exchanges of such Awards imposed under Section 409A of the Code.
15.13 Delivery of Stock Certificate.
To the extent the Company uses certificates to represent Common Shares, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.
15.14 Indemnification.
To the maximum extent permitted under the Company’s Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (2) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
15.15 No Guarantee of Tax Consequences.
No person connected with the Plan in any capacity makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, excise, estate, and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
15.16 Foreign Employees and Foreign Law Consideration.
The Committee may grant Awards to Participants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll managed in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
15.17 Section 409A Savings Clause.
(1)To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code, and that the Plan and all Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority, but not the obligation, to take such actions and to make such changes to the Plan or an Agreement as the Committee deems necessary to comply with such requirements.
(2)No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Agreement upon a Termination of Employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of Termination of Employment with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be delayed to the extent required by Code Section 409A(a)(2)(B)(i). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(3)The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.
(4)Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.
15.18 No Fractional Shares.
Unless otherwise determined by the Committee, no fractional shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.
15.19 Severability.
If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
15.20 Successors and Assigns.
This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.
15.21 Entire Agreement.
This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.
15.22 Term.
No Award shall be granted under the Plan after June 22, 2031, except that no Incentive Stock Option may be granted on or after April 11, 2031.
15.23 Gender and Number.
Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.24 Outstanding Qualified Performance-Based Awards.
All provisions of the Plan governing Outstanding Qualified Performance-Based Awards that were in effect prior to the 2021 Amendment Date shall continue in effect with respect to Outstanding Qualified Performance-Based Awards, notwithstanding the elimination of such provisions from the Plan as of the 2021 Amendment Date. Further, no amendment or restatement of the Plan shall affect the terms and conditions of any Outstanding Qualified Performance-Based Award or any other award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that it would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 15.24, “Outstanding Qualified Performance-Based Award” means any award granted prior to the 2021 Amendment Date that is outstanding as of the 2021 Amendment Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97.
15.25 Headings.
The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.